Report of Independent
Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Stock and Bond Fund

In planning and performing
our audit of the financial
statements of Federated
Stock and Bond
Fund (the "Fund") as of and
for the year ended November
30, 2009, in accordance with the
standards of the Public
Company Accounting Oversight
Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures
for the purpose of expressing
our opinion on the
financial statements and
to comply with the requirements
of Form N-SAR, but not for the
purpose
of expressing an opinion
 on the effectiveness of
the Fund's internal control
over financial
reporting. Accordingly,
we express no such opinion.

Management of the Fund is
responsible for establishing
and maintaining effective internal
control
over financial reporting.
In fulfilling this responsibility,
estimates and judgments
by management
are required to assess
the expected benefits and
related costs of controls.
 A company's internal
control over financial
reporting is a process designed
to provide reasonable assurance
 regarding
the reliability of financial
reporting and the preparation
of financial statements for
 external
purposes in accordance with
generally accepted accounting
 principles. A company's internal
control over financial reporting
 includes those policies and
 procedures that (1) pertain to
the
maintenance of records that,
in reasonable detail, accurately
and fairly reflect the transactions
 and
dispositions of the assets of the
company; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
in accordance with generally
accepted accounting principles,
and that receipts and expenditures
of the company are being made
in accordance with authorizations
 of management and directors of
the company; and (3) provide
reasonable assurance regarding
prevention or timely detection of
the unauthorized acquisition,
use, or disposition of the
company's assets that could have a
material affect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or
detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls
may become inadequate because of
changes in conditions, or that
the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow management
or employees, in the normal course
of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis. A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility
that a material misstatement of
the Fund's annual or interim
financial statements will not be
prevented or detected on a timely
basis.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
material weaknesses under standards
 established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in the
Fund's internal control over
financial reporting and its
operation, including controls
over
safeguarding securities that
we consider to be a material
weakness as defined above as of
November 30, 2009.

This report is intended solely
for the information and use of
management and the Board of
Trustees of Federated Stock and
Bond and the Securities and
 Exchange Commission and is not
intended to be and should not
be used by anyone other than those
specified parties.





/s/ KPMG LLP
Boston, Massachusetts
January 22, 2010